Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2007 Financial Results

•	Record quarterly net income up 69.6% to $215 million, or $1.57 per share, on a diluted basis

•	Net revenues up 23.9% to $915 million

•	Gross dollar volume up 16.4%; purchase volume up 18.0%

Purchase, NY, May 2, 2007 – MasterCard Incorporated (NYSE:MA) today announced financial results for the first-quarter 2007. For the quarter, the company reported net income of $215 million, or $1.57 per share, on a diluted basis, the highest quarterly net income ever recorded by the company. Net revenues for the quarter were $915 million, a 23.9% increase versus the same period in 2006. Currency fluctuation (driven by the movement of the euro relative to the US dollar) contributed approximately 2.5% of the increase in revenues for the quarter.

Fueling the higher revenue in the first quarter versus the same period in 2006 was growth in MasterCard’s gross dollar volume (GDV), which increased 16.4%, on a local currency basis, to $509 billion; a 19.4% increase in the number of transactions processed to 4.2 billion; and, a restructuring of pricing, primarily cross-border transaction fees implemented in April 2006, which contributed approximately 5% of the revenue growth. Worldwide purchase volume rose 18.0%, on a local currency basis, during the quarter to $375 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of March 31, 2007, the company’s customers had issued 835 million MasterCard cards, an increase of 11.3% percent over the cards issued at March 31, 2006.

“We are very pleased with our first-quarter financial results, which reflect the highest quarterly net income in MasterCard’s history,” said Robert W. Selander, MasterCard president and chief executive officer. “These results continue to demonstrate the strength of our business model and growth in electronic forms of payment. Additionally, positive secular trends and business momentum, particularly in international markets, have contributed to a strong start to the year.

“This quarter’s strong volume growth, especially in markets within the South Asia/Middle East/Africa and Latin America regions, illustrates the success of our strategy and our ability to leverage our unique assets – our unified global structure, world renowned brands and advanced processing network – worldwide,” said Selander.

Total operating expenses increased 8.2%, to $601 million during the first quarter of 2007 compared to the same period in 2006. This was primarily driven by an increase in

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personnel costs related to the hiring of additional staff to strengthen the company’s capability to add value to its customers’ businesses, and higher professional fees primarily related to legal costs to defend outstanding litigation. Offsetting this increase was a 2.3% decrease in advertising and market development expenses reflecting a shift in planned spending to later quarters this year. Currency fluctuation contributed approximately 1.9% of the increase in expenses for the quarter.

Total other income was $22 million in the first quarter 2007 versus $10 million in the first quarter of 2006. The increase was primarily driven by a $16 million increase in investment income due to higher rates earned on higher cash and short-term investment balances. MasterCard’s effective tax rate of 36.0% for the three months ended March 31, 2007 versus the 34.3% rate experienced in the same period in 2006, increased primarily due to state income tax expense.

First-Quarter 2007 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its first-quarter financial results.

The dial-in information for this call is 866-700-0133 (within the US) and 617-213-8831 (outside the US) and the passcode is 48239905. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the US) and 617-801-6888 (outside the US) and using passcode 53583938.

The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 16 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s ability to demonstrate the strength of its business model and continued growth in electronic forms of payment;

•	continued positive secular trends and business momentum, particularly in international markets; and

•	the company’s ability to illustrate the success of its strategy and leverage its unified global structure, world renowned brands and advanced processing network worldwide.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Current Reports on Form 8-K that it has filed with the SEC during 2007, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2007	2006
	(In thousands, except per share data)
Revenues, net	$915,103	$738,453
Operating Expenses
General and administrative	398,526	347,837
Advertising and market development	178,451	182,683
Depreciation	12,054	10,650
Amortization	12,134	14,570

Total operating expenses	601,165	555,740

Operating income	313,938	182,713

Other Income (Expense)
Investment income, net	36,248	20,692
Interest expense	(14,356)	(10,640)
Other income/(expense), net	(40)	152

Total other income/(expense)	21,852	10,204

Income before income taxes	335,790	192,917
Income tax expense	120,884	66,173

Net Income	$214,906	$126,744

Basic Net Income per Share	$1.58	$.94

Basic Weighted Average Shares Outstanding	135,847	134,969

Diluted Net Income per Share	$1.57	$.94

Diluted Weighted Average Shares Outstanding	136,594	134,969

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2007	December 31, 2006
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,209,819	$1,185,080
Investment securities, at fair value:
Trading	5,050	12,261
Available-for-sale	1,294,300	1,286,580
Accounts receivable	450,372	451,261
Settlement due from members	275,709	311,953
Restricted security deposits held for members	112,371	109,897
Prepaid expenses	163,541	130,849
Other current assets	97,385	89,348

Total Current Assets	3,608,547	3,577,229
Property, plant and equipment, at cost (less accumulated depreciation of $227,263 and $220,720)	258,032	252,731
Deferred income taxes	274,434	216,782
Goodwill	220,291	217,013
Other intangible assets (less accumulated amortization of $320,269 and $309,110)	281,806	271,373
Municipal bonds held-to-maturity	192,989	193,477
Prepaid expenses	263,239	235,654
Other assets	106,815	118,211

Total Assets	$5,206,153	$5,082,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$231,443	$278,656
Settlement due to members	223,970	286,059
Restricted security deposits held for members	112,371	109,897
Obligations under U.S. merchant lawsuit and other litigation settlements – current	117,275	117,275
Accrued expenses	802,747	936,427
Other current liabilities	123,937	83,276

Total Current Liabilities	1,611,743	1,811,590
Deferred income taxes	66,822	66,198
Obligations under U.S. merchant lawsuit and other litigation settlements	368,869	359,640
Long-term debt	229,685	229,668
Other liabilities	323,168	246,395

Total Liabilities	2,600,287	2,713,491
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 79,748,393 and 79,631,983 shares issued and outstanding, respectively	8	8
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 55,337,407 shares issued and outstanding, respectively	6	6
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,636 and 1,600 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,275,350	3,289,879
Accumulated deficit	(793,115)	(1,029,196)
Accumulated other comprehensive income, net of tax:
Cumulative foreign currency translation adjustments	133,347	119,655
Defined benefit pension and other postretirement plans	(9,683)	(11,402)
Investment securities available-for-sale	(2,600)	(3,065)
Derivatives accounted for as hedges	(2,067)	(1,526)

Total accumulated other comprehensive income, net of tax	118,997	103,662

Total Stockholders’ Equity	2,601,246	2,364,359

Total Liabilities and Stockholders’ Equity	$5,206,153	$5,082,470

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2007	2006
	(In thousands)
Operating Activities
Net income	$214,906	$126,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,188	25,220
Share based compensation	8,425	—
Deferred income taxes	19,444	6,723
Taxes related to share based compensation	(6,000)	—
Excess tax benefit on share based compensation	(3,761)	—
Accretion of imputed interest on litigation settlements	9,229	10,382
Other	2,396	3,138
Changes in operating assets and liabilities:
Trading securities	7,211	3,958
Accounts receivable	4,037	25,995
Settlement due from members	40,211	20,682
Prepaid expenses	(31,694)	(24,077)
Other current assets	(11,496)	8,909
Prepaid expenses, long-term	(25,971)	(648)
Accounts payable	(48,082)	(12,706)
Settlement due to members	(65,616)	(20,149)
Accrued expenses	(78,428)	(143,724)
Net change in other assets and liabilities	11,975	10,189

Net cash provided by operating activities	70,974	40,636

Investing Activities
Purchases of property, plant and equipment	(16,855)	(5,625)
Capitalized software	(19,248)	(6,852)
Purchases of investment securities available-for-sale	(1,022,330)	(739,626)
Proceeds from sales and maturities of investment securities available-for-sale	1,013,249	654,148
Other investing activities	1,077	(37)

Net cash used in investing activities	(44,107)	(97,992)

Financing Activities
Dividends paid	(12,157)	—
Excess tax benefit on share based compensation	3,761	—

Net cash used in financing activities	(8,396)	—

Effect of exchange rate changes on cash and cash equivalents	6,268	6,875

Net increase (decrease) in cash and cash equivalents	24,739	(50,481)
Cash and cash equivalents – beginning of period	1,185,080	545,273

Cash and cash equivalents – end of period	$1,209,819	$494,792

Non-Cash Financing Activities:
Dividends declaration	$20,715	—

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2007
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Vol. (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
Asia Pacific	$69	18.5%	15.1%	$47	20.2%	586	$22	5.8%	123	147	160	6.6
Canada	18	12.7%	14.2%	15	13.7%	188	3	16.8%	5	27	33	0.7
Europe	141	25.0%	15.2%	104	15.9%	1,276	36	13.4%	223	146	156	7.8
Latin America	34	21.8%	23.9%	16	26.7%	354	18	21.5%	120	74	89	2.3
South Asia / Middle East / Africa	9	36.0%	47.0%	5	35.3%	81	4	65.3%	35	24	27	0.8
United States	237	15.7%	15.7%	187	18.0%	2,924	51	8.1%	240	315	370	6.8
Worldwide	509	19.1%	16.4%	375	18.0%	5,408	134	12.1%	746	733	835	25.1
MasterCard Credit & Charge Programs
United States	148	4.3%	4.3%	124	7.7%	1,423	24	-10.2%	16	217	267
Worldwide less United States	218	20.9%	15.6%	167	18.6%	2,120	51	6.7%	242	363	406
Worldwide	366	13.6%	10.8%	291	13.7%	3,544	75	0.7%	257	580	673
MasterCard Debit Programs
United States	90	41.0%	41.0%	63	45.3%	1,501	27	32.0%	224	98	103
Worldwide less United States	53	28.4%	23.5%	20	14.5%	364	32	29.8%	264	55	59
Worldwide	142	36.1%	34.0%	83	36.3%	1,864	59	30.8%	489	153	162

	For the 3 Months ended March 31, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Vol. (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
Asia Pacific	$58	4.6%	6.9%	$38	14.3%	476	$20	-4.7%	103	133	146
Canada	16	24.4%	17.3%	14	18.3%	168	3	12.3%	5	24	30
Europe	113	7.1%	15.6%	83	15.4%	1,133	29	16.2%	200	124	134
Latin America	28	37.4%	27.9%	13	31.1%	294	15	25.3%	106	65	77
South Asia / Middle East / Africa	7	50.5%	53.3%	4	33.5%	64	3	102.1%	22	17	20
United States	205	13.1%	13.1%	158	14.7%	2,343	47	8.1%	205	290	344
Worldwide	427	12.3%	14.3%	310	15.8%	4,478	117	10.7%	640	654	751
MasterCard Credit and Charge Programs
United States	142	7.6%	7.6%	115	9.3%	1,331	27	0.4%	16	210	257
Worldwide less United States	181	10.7%	14.5%	135	17.4%	1,820	45	6.8%	227	322	361
Worldwide	322	9.3%	11.4%	250	13.5%	3,151	72	4.4%	243	531	618
MasterCard Debit Programs
United States	64	27.9%	27.9%	43	31.8%	1,013	20	20.2%	189	80	86
Worldwide less United States	41	15.6%	20.0%	17	13.8%	314	25	24.5%	208	42	46
Worldwide	105	22.8%	24.7%	60	26.3%	1,327	45	22.5%	397	122	133

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote

Set forth above is information regarding the performance results for the three months ended March 31, 2007 and March 31, 2006 for the payment programs of MasterCard International Incorporated and MasterCard Europe sprl (collectively, “MasterCard”), the principal operating subsidiaries of MasterCard Incorporated.

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus® -branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made (including Personal Identification Number (PIN) point-of-sale) with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues, including PIN point-of-sale volumes for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia Pacific region.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard members and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s members subsequent to the date of its release. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances.

GDV and cash volume in the Asia Pacific region for the three months ended March 31, 2007 are lower due to management’s decision to no longer include commercial funds transfers in China, which are generally transactions that facilitate the transfer of funds between bank branches, but do not involve traditional cash withdrawals or balance transfers, in the calculation of GDV. Data for the comparable period in 2006 has been restated to be consistent with this approach.

Performance information for prior periods may be found in the "Investor Relations" section of MasterCard’s website at www.mastercard.com.

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